Exhibit 10.5.17
DATED                      2005
SEIKO UK LIMITED
and
HI EUROPE LIMITED

LEASE
Part of Unit 4 being Ground and First Floor
Premises at SC House Vanwall Road Maidenhead
in the County of Berkshire

Baker & McKenzie
London
Ref: MDS/BOF

LEASE
PARTICULARS

(A)	DATE OF DEED	:	29 day of July 2005

(B)	LEASE OR UNDERLEASE	:	LEASE

(C)	PARTIES TO THIS DEED	:

	(1) LANDLORD	:	SEIKO UK LIMITED whose registered office is at SC House, Vanwall Business Park, Maidenhead, Berkshire, SL6 4UW

	(2) TENANT	:	HI EUROPE LIMITED whose registered office is at Watermans Park, 40-52 High Street, Brentford, Middlesex., TW8 OBB

(D)	DEMISED PREMISES	:	The premises forming part of the Building known as Unit 4 SC House Vanwall Road Maidenhead Berkshire and being the ground and first floor premises edged red on Plan Nos. 1 and 2 and forming part of the Development

(E)	THE BUILDING	:	The building and appurtenances thereof the position whereof is shown for the purpose of identification only edged purple on Plan No.3

(F)	THE DEVELOPMENT	:	The premises situate at Vanwall Road Maidenhead Berkshire the approximate boundaries whereof are shown edged with a thick black line on Plan No.4

(G)	(1) THE ESTATE ROAD	:	The road forming part of the Development shown for the purpose of identification only coloured brown on Plan No.4

	(2)	THE SIDE ROAD	:	The road shown for the purpose of identification only coloured yellow on Plan No.3

	(3)	THE COMMON LANDSCAPED AREA	:	The area forming part of the Development shown for the purpose of identification only shaded green on Plan No.4

	(4)	SERVICE MEDIA	:	The ducts flues gutters pipes drains sewers cables conduits wires meters traps valves and other media plant equipment or apparatus for conduction controlling or measuring water soil gas electricity telephone telex and other electrical impulses air smoke and fumes and other things of a like nature

	(5)	THE ESTATE SERVICE MEDIA	:	Such of the Service Media which serve the Development and are not intended to be demised to any lessee or lessees or sold or intended to be sold with freehold units the following (including but not limited to such Service Media which serve only the Demised Premises but are outside the Demised Premises)

	(6)	THE SOAKAWAYS	:	The soakaways pipes and overflows forming part of the Estate Service Media the approximate position whereof is shown by blue lines on Plan No.4

	(7)	THE TENANTS SERVICE	:	Such of the Service Media which lie within and serve only the Demised Premises and are vested in the Landlord.

(H)	THE TERM		:	Five (5) years

(I)	THE TERM COMMENCEMENT DATE		:	1st August 2005

(J)	THE RENT	:	£ I 00,000 per annum

(K)	THE RENT COMMENCEMENT DATE	:	1st August 2005

(L)	THE INSURANCE RENT DATE	:	1st August 2005

(M)	THE SERVICE CHARGE COMMENCEMENT DATE	:	1st August 2005

(N)	THE PERMITTED USER	:	As to the ground floor premises for market research and printing data processing and publishing and as to the first floor premises as offices and research and development and servicing of computer equipment or offices for the Tenant’s business

(O)	THE PRESCRIBED RATE:	:	The yearly rate of four per centum per annum above the Base Rate for the time being of Barclays Bank PLC or its successors in business Provided That if such Base Rate shall cease to exist OT otherwise be unascertainable there shall be substituted for such Base Rate such rate of interest as the said Barclays Bank PLC or its successors in business shall state in writing to be the current market rate of interest charged in respect of short term loans of money at minimum risk

THIS LEASE made on the Date of Deed stated in the Particulars (as hereinafter defined)
BETWEEN the Parties to this Deed specified in the Particulars (as hereinafter defined)
WITNESSETH as follows:
DEFINITIONS

1.	(A)	In these presents unless there be something in the subject or context inconsistent therewith:

1.1.1	(i)	words importing the masculine gender only shall include the feminine and neuter and vice versa and words importing persons shall include companies and corporations and vice versa;

	(ii)	words importing the singular number only shall include the plural and vice versa and where there are two or more persons included in the expression “the Tenant” and/or “the Landlord” then covenants herein expressed to be made by the Tenant and/or the Landlord shall respectively be covenants by such persons jointly and severally;
1.1.2	the following expressions shall have the meanings attributed to them hereunder:
(i)	“the Particulars” means the details and descriptions appearing on the preceding pages headed “Lease Particulars” which comprise part of this Deed;

(ii)	“Landlord” means the party named as “Landlord” in the Particulars and shall include the person for the time being entitled to the reversion immediately expectant on the determination of the Term (as hereinafter defined);

(iii)	“the Tenant” means the party named as “Tenant” in the Particulars and shall include the Tenant’s successors in title;

(iv)	“the Demised Premises” shall mean the Demised Premises as briefly described in the Particulars and each and every part thereof including:

(a)	the internal plaster surfaces and finishes of all structural or load bearing walls and columns therein or which enclose the same, but not any other part of such walls and columns;

(b)	the entirety of all non-structural or non-load bearing walls and columns therein except demountable partitioning supplied by the Tenant and so that (for the avoidance of doubt) there shall be excluded from the Demised Premises all external walls and external cladding and the walls separating the Demised Premises from the adjoining offices of the Landlord (if any);

(c)	the inner half severed medially of the internal non-load bearing walls if any) that divide the same from other parts of the Building;

(d)	the floor finishes thereof but so that the lower limit of the Demised Premises shall not extend to anything below the floor finishes;

(e)	the ceiling finishes thereof, including all suspended ceilings but so that the upper limit of the demised Premises shall not extend to anything above the suspended ceiling;

(f)	all window frames and window furniture and sash cords (if any) and all glass in the windows and all doors (except for doors within the Tenant’s demountable partitioning) door furniture and door frames;

(g)	all sanitary and hot and cold water apparatus and equipment and the radiators (if any) therein;

(h)	the Tenant’s Service Media;

(i)	all landlord’s fixtures, fittings, plant, machinery, apparatus and equipment now or hereafter in or upon the same;

(j)	all additions, alterations and improvements thereto;
(v)	“the Development” shall mean the Development (of which the Demised Premises form part) briefly described in the Particulars and each and every part thereof including all additions alterations and improvements thereto and all landlord’s fixtures and plant machinery and equipment now or hereafter in or about the same;

(vi)	“the Insured Risks” shall mean fire explosion thunderbolt aircraft storm tempest and such other risks as the Landlord may from time to time and in its reasonable discretion think fit to insure against subject to such exclusions and limitations as are imposed by the Insurers;

(vii)	“Plan No.1” shall mean the Plan numbered 1 annexed hereto;

(viii)	“Plan No.2” shall mean the Plan numbered 2 annexed hereto;

(ix)	“Plan No.3” shall mean the Plan numbered 3 annexed hereto;

(x)	“Plan No.4” shall mean the Plan numbered 4 annexed hereto;

(xi)	“the Term” shall mean the Term stated in the Particulars and which where applicable shall include the period of any holding over extension continuance or renewal thereof whether arising by statute or otherwise;

(xii)	“the Common Parts” shall mean all parts of the Development as are not demised or intended to be demised to any lessee or lessees or sold or intended to be sold as freehold units and (without prejudice to the generality of the foregoing) include in particular (but only insofar as the same shall not be adopted as areas maintainable at the public expense) the Estate Road the Common Landscape Area and the Estate Service Media (all respectively as defined in the Particulars).

(xiii)	“the Surveyor” shall mean any person or firm appointed by or acting for the Landlord to perform the function of a surveyor for any purpose of this Lease provided that any such person or every partner of any such firm shall be an associate or fellow of the Royal Institution of Chartered Surveyors and who shall not be an employee of or associated with the Landlord and where this Lease provides for any act or determination to be made by either the Landlord or the Surveyor then the agent or employee of the Landlord shall be similarly qualified and (whether the Landlord or the Surveyor) shall act as an expert and be liable to the parties hereto accordingly for any act of negligence.

(xiv)	“the 1993 Deeds” shall mean a Deed dated 26 October 1993 between Trafalgar House Developments Ltd (1) the Landlord (2) Vanwall Road Management

Company Limited (3) and Vanwall Business Park Management Company Limited (4) and a Deed of the same date between Trafalgar House Developments Limited (1) Vanwall Business Park Management Limited (2) and the Landlord (3)
1.1.3	Each covenant by the Tenant not to do any act or thing shall be deemed to include a covenant not to permit or suffer that act or thing to be done

1.1.4	References to any Act of Parliament include any Act replaced by such Act and any Act replacing it or amending it or of a similar nature or effect and in each case includes any order regulation instrument direction scheme plan or permission made under or deriving validity from any such Act

1.1.5	for the purpose of this Lease the expressions “associated” “holding” and “subsidiary” companies shall have the meanings ascribed to them by Section 302 of the Income and Corporation Taxes Act 1970 and S736 of the Companies Act 1985 respectively
(B)	The details definitions and descriptions appearing in the Particulars shall be deemed to be included in and form part of this Deed
DEMISE
2.	In consideration of the rent and the covenants on the part of the Tenant hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the rights and easements set out in the First Schedule hereto but EXCEPT AND RESERVED the rights and easements set out in the Second Schedule hereto TO HOLD the same unto the Tenant for the Term from and including the Term Commencement Date stated in the Particulars SUBJECT to all rights easements privileges restrictions and stipulations of whatever kind or nature appertaining to or affecting the Demised Premises and in particular subject to the matters specified in the Fourth Schedule hereto so far as the same affect the Demised Premises YIELDING AND PAYING therefor:
2.1	FIRSTLY from and including the Rent Commencement Date stated in the Particulars the Rent to be paid by equal quarterly payments in advance on I February, 1 May, 1 August and 1 November in each year clear of all deductions whatsoever PROVIDED THAT:

2.1.1	the first of such payments shall be made on 1st August 2005 in respect of the period from and including the Rent Commencement Date to the quarter day then next following;
2.2	AND SECONDLY by way of further rent a yearly sum equal to 33% of the cost to the Landlord of insuring or procuring insurance in respect of:
2.2.1	the Building against loss or damage by the Insured Risks in such sum as the Landlord shall insure

2.2.2	public liability third party liability and property owners liability of the Landlord arising out of or in connection with any accident explosion collapse or breakdown involving or relating to the Building or any part thereof and

2.2.3	the loss of three years’ rent of the Building
such further rent to be payable on demand and the first payment to be in respect of the period commencing on the Insurance Rent Commencement Date stated in the Particulars and ending 31st March 2006

2.3	AND THIRDL Y by way of further rent such sums as are from time to time payable by the Tenant under the covenants on the Tenant’s part hereinafter contained in Clause 3(6) hereof such further rent to be payable in the manner hereinafter provided
TENANTS COVENANTS
3.	The Tenant hereby covenants with the Landlord as follows:
PAY RENTS
3.1	To pay the yearly and other rents hereinbefore reserved by direct debit on the dates stated and in the manner at and in which the same are respectively hereinbefore reserved and made payable without deduction or set off whether legal or equitable or otherwise and in the event that any rent hereby reserved shall remain unpaid for more than 21 days after the date upon which the same becomes due (whether formally demanded or not) to pay interest at the Prescribed Rate from the date upon which the same became payable until the date of payment

OUTGOINGS
3.2	To pay bear and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether Parliamentary parochial or otherwise and whether or not of a capital or non-recurring nature) which now are or may at any time hereafter during the Term be charged levied assessed or imposed upon the Demised Premises or upon the owner or occupier in respect thereof and to pay bear and discharge the proportion properly attributable to the Demised Premises of any such outgoings as may be charged levied assessed or imposed upon any premises of which the Demised Premises form part (such proportion to be determined by the Surveyor for the time being to the Landlord whose decision shall be conclusive)

3.3	Without prejudice to the generality of the foregoing and in the event of the Demised Premises or any separately rateable portion thereof having been unoccupied for the purposes of Sections 17 17(a) and 17(b) of the General Rates Act 1967 for a period immediately prior to the expiration or sooner determination of the Term forthwith pay to the Landlord (in addition to any sum or damages due to the Landlord or to the relevant rating authority) a sum equal to the amount of rates and any surcharge on the Demised Premises or a portion thereof calculated in accordance with the said Act for a period (“the Void Period”) equal to the said period of unoccupancy or six months whichever shall be the lesser period PROVIDED THAT if during such period as is of equal length to the Void Period which immediately follows the expiration or sooner determination of the Term (lithe Subsequent Period”) the Demised Premises are in rateable occupation the Landlord shall reimburse the Tenant with such proportion of any sum paid by the Tenant hereunder as the period of rateable occupation during the Subsequent Period bears to the Void Period
REPAIR
3.4	From time to time and at all times during the Term to repair and renew and to keep the whole of the Demised Premises including (without prejudice to the generality of that expression) the Tenant’s Service Media sanitary and water apparatus plant and machinery serving only the Demised Premises and all fixtures and fittings therein in good and substantial repair and condition in accordance with the covenants by the Tenant herein contained (damage by any of the Insured Risks excepted save to the extent that payment of the insurance monies shall be withheld in whole or in part by reason solely or in part of any act or default of the Tenant its servants or agents)

DECORATIONS AND REPAIRS
3.5	Without prejudice to the generality of the foregoing covenants:
3.5.1	In the last three months of the Term whether determined by effluxion of time or otherwise to clean paint decorate or otherwise treat as appropriate all the inside wood and metal work of the Demised Premises required to be cleaned painted decorated or otherwise treated in a proper and workmanlike manner and also grain varnish whitewash colour and clean the parts of the Demised Premises previously grained varnished whitewashed coloured and cleaned and to paint and/or otherwise decorate in a proper and workmanlike manner all walls and ceilings of the Demised Premises previously painted or decorated as the case may be such painting and decorations in the last three months of the term to be executed in such colours patterns and materials as the Landlord may approve (such approval not to be unreasonably withheld)

3.5.2	To repair cleanse and maintain and to keep repaired cleansed and maintained and free from obstruction all Service Media belonging to or forming part of the Demised Premises

3.5.3	To repair or replace forthwith by new articles of similar kind and quality any fixtures fittings or plant or equipment (other than tenant’s or trade fixtures and fittings and plant and equipment not exclusively serving the Demised Premises) upon or in the Demised Premises which shall become in need of repair or replacement

3.6	(i)	To pay to the Landlord without any deduction by way of further rent a proportion (as hereinafter specified) of the costs expenses outgoings and fees properly expended or incurred by the Landlord for or in connection with or relating to the provision of services to the Development and the Building and the other heads of expenditure as the same are set out in the Third Schedule hereto (whether the Landlord be obliged hereunder to incur such expenditure or not) such further rent (hereinafter called “the Service Charge”) being determined as provided in sub-clause (e) hereof and being subject to the following terms and provisions:
(a)	The Tenant’s proportion of the Service Charge shall be (i) as to the heads expenditure set out in Part I of the Third Schedule 7.807% of the amount the Landlord shall be called upon to pay pursuant to the 1993 Deeds by way of service charges in respect of the Development (ii) as to the heads of expenditure set out in Part II of the Third Schedule 100% (iii) as to the heads of expenditure set out in Part III of the Third Schedule 76%, and (iv) as to the heads of expenditure set out in Part IV of the Third Schedule a fair and reasonable proportion to be conclusively determined by the Landlord’s surveyor in accordance with (a) and (v) as to the heads of expenditure set out in Part V of the Third Schedule 31.47%
(b)	The expression the “Financial Year” shall mean the period from and including 1st October of every year to 30th September of the following year or such other annual period as the Landlord may in its discretion from time to time determine

(c)	The expression “the costs expenses outgoings and fees expended or incurred by the Landlord” as hereinbefore used shall be deemed to include not only those costs expenses outgoings fees and other expenditure hereinbefore described which have been actually disbursed incurred or made by the Landlord during the Financial Year in question but also such reasonable part of all such costs expenses outgoings fees and other expenditure herein before described which are of a periodically recurring nature (whether recurring by regular or irregular periods) whenever disbursed incurred or made or to be disbursed incurred or made and including a sum or sums of money by way of reasonable provision of anticipated expenditure in respect thereof as the Landlord may in its reasonable discretion allocate to the financial Y car in question as being fair and reasonable in the circumstances

(d)	on each of the usual quarter days in every year during the Term (with a proportionate payment on the date hereof in respect of the period from and including the Service Charge Commencement Date up to the next following quarter day) the Tenant shall pay to the Landlord such a sum (hereinafter called an “Advance Payment”) in advance and on account of the Service Charge for the Financial Year then current as the Landlord shall from time to time specify as being in its opinion a fair and reasonable assessment of one quarter of the likely Service Charge for the financial Year then current

(e)	As soon as practicable after the end of each Financial Year the Landlord shall furnish to the Tenant an account or invoice for the Service Charge for that Financial Year due credit being given therein for the Advance Payments made by the Tenant in respect of that Financial Year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the Service Charge or any balance found payable or there shall be allowed by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of Advance Payments as the case may require PROVIDED AL WAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid the Service Charge for that Financial Year being apportioned for the said period on a daily basis
(ii)	At all times during the Term to pay on demand to the Landlord a due proportion (to be fairly and properly determined by the Landlord or their Surveyors) of all costs charges expenses and fees including Surveyors and other professional fees (if any) properly expended or incurred by the Landlord (but only to the extent that the same do not fall to be included within the Service Charge) relating to or in connection with any walls fences easements things or conveniences which shall at any time during the Term belong to or be capable of being used or enjoyed by the Demised Premises or the Tenant or occupier thereof or any part thereof in common with any other person or persons
NOTICE OF BREACH AND REMEDYING
3.7	To permit the Landlord and their agents or Surveyors with or without workmen and others and appliances upon reasonable notice (save in case of emergency) at all reasonable hours in the daytime during the Term to enter the Demised Premises or any part thereof to view the state and condition of the same and of all defects wants of reparation and breaches of covenant then and there found for which the Tenant is liable hereunder to give or leave on the Demised Premises notice in writing to the Tenant and within two months after every such notice or sooner if reasonably requisite to repair and to make good the same according to such notice and the covenants in that behalf herein contained to the reasonable satisfaction of the Landlord AND if the Tenant shall fail within twenty one days of such notice or immediately in case of emergency to commence and then to continue diligently and expeditiously to comply with such notice in all respects or if the Tenant shall at any time make default in the performance of any of the covenants herein contained for or relating to the repair decoration or maintenance of the Demised Premises it shall be lawful (but not obligatory and without prejudice to the right of re-entry and forfeiture hereinafter contained) for the Landlord their agents servants and workmen to enter upon the Demised Premises upon giving reasonable prior notice and to carry out or cause to be carried out all or any of the works referred to in such notice or in respect of which the Tenant is in default as aforesaid and the cost of so doing and all expenses incurred thereby together with interest at the Prescribed Rate from the date of expenditure by the Landlord to the date of repayment by the Tenant shall be paid by the Tenant to the Landlord on demand and shall be recoverable as rent in arrear PROVIDED FURTHER THAT in the case of any breaches of covenants which the Landlord shall in its reasonable opinion certify to result in the Demised Premises or any part thereof being in a dangerous condition then in such event no notice need be served by the Landlord and it shall be lawful for the Landlord their agents servants and workmen at any time to enter upon the Demised Premises for the purpose of remedying any such breaches of covenant and of executing such works as may be required for that purpose and the Tenant shall immediately repay to the Landlord the costs and expenses thereof incurred by the Landlord together with interest thereon as aforesaid
PERMIT ENTRY
3.8	To permit the Landlord and their agents or Surveyors with or without workmen and others and appliances at all reasonable times during the Term upon reasonable prior notice:
3.8.1	To enter upon the Demised Premises to take schedules or inventories of the fixtures and fittings plant and machinery belonging to the Landlord or to be yielded up at the expiration or sooner determination of the Term

3.8.2	To enter and execute any repairs decorations or other work upon or to any adjoining or neighbouring premises or to carry out any repairs decorations or other work which the Landlord must or may carry out under the provisions of this Deed upon or to the Demised Premises or to cleanse or empty or renew the Service Media upon or under the same or to construct any building or erection on any land adjoining or neighbouring the Demised Premises causing a minimum of interference to the Tenant and all damage occasioned thereby to the Demised Premises being made good at the Landlord’s expense as soon as reasonably possible and

3.8.3	To enter upon the Demised Premises with or without other persons for any other purpose connected with the interest of the Landlord in the Demised Premises or its disposal charge or demise

REBUILDING AND ALTERATION
3.9.1	That no new building or external structure of any kind shall at any time be erected upon the Demised Premises or any part thereof and no building or structure which involves the demolition or reconstruction of the Building or the Demised Premises or any part thereof shall at any time be erected upon the Demised Premises or any part thereof

3.9.2	Not at any time during the Term to make or permit or suffer to be made any alterations or additions whatsoever in or to the Demised Premises or any part thereof either internally or externally nor to cut maim or remove or permit or suffer to be cut maimed or removed any of the walls beams columns or other structural parts of the Demised Premises or make or permit or suffer to be made any change in or to the existing design or appearance of the Demised Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed PROVIDED ALWAYS that the Tenant may without obtaining any such consent erect move or dismantle internal non-structural demountable partitioning subject to making good any damage caused to the Landlord’s reasonable satisfaction.

3.9.3	Not to commit any waste whether permissive or voluntary in or upon the Demised Premises
PROHIBITIONS RELATING TO USER
3.10.1	Not to do or permit or suffer to remain upon the Demised Premises or any part thereof anything which may be or become a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or its tenants or the owners or occupiers of any property in the neighbourhood and on written notice being served on the Demised Premises reasonably by the Landlord requiring the abatement of any nuisance caused by vibration noise smell smoke vapour dust or otherwise with all reasonable despatch after the service of such notice to abate such nuisance accordingly

3.10.2	Not to use the Demised Premises or any part thereof for any noxious noisy or offensive trade or business nor any illegal or immoral act or purpose and no sale by auction shall take place thereon

3.10.3	Not to discharge into any pipe or drain serving the Demised Premises or any other property any oil grease or other deleterious matter or any substance which might be or become a source of danger or injury to the drainage system of the Demised Premises or any such other property or any part thereof

3.10.4	Not to suspend excessive weight from the main structure of the Demised Premises

3.10.5	Not to overload the floors roofs or structure of the Demised Premises nor use the same in any manner which will cause undue strain or interfere therewith and not to install any machinery on the Demised Premises which shall be unduly noisy or cause dangerous vibrations nor to use the Demised Premises or any part thereof in such manner as to subject the same to any strain beyond that which it is designed to bear and if required by the Landlord to provide details of superimposed loading being or proposed to be applied to the Demised Premises or any part thereof

3.10.6	Not to use any loudspeakers television sets radios or other devices within the Demised Premises in such a manner as to be audible outside the Building

3.10.7	Not to obstruct or suffer to be obstructed the Estate Road or the Side Road
PERMITTED USER
3.11	At all times during the Term not to use the Demised Premises for any purpose other than the Permitted Use as defined in the Particulars
ADVERTISEMENTS AND SIGNS
3.12	Not to attach to or exhibit in on or to the Demised Premises or the windows thereof so as to be visible from the exterior any figure letter pole flat signboard advertisement inscription bill placard or sign whatsoever without the previous written consent of the Landlord which shall be deemed to have been given in respect of any such items at the Demised Premises on the date hereof any such figures letters poles flags signboards advertisements inscriptions bills placards or signs if the Landlord so requires to be removed and any damage caused thereby made good by the Tenant at the end or sooner determination of the Term

DISPLAYS
3.13	Not to hang or place any article or other goods of any description outside the Demised Premises or the entrance door thereof whether on the forecourt or otherwise or from the windows of the Demised Premises
MASTS
3.14	Not to erect on any part of the Demised Premises so as to be visible from the exterior any poles masts or wires (whether in connection with wireless or television apparatus or otherwise) without the previous consent in writing of the Landlord
REFUSE
3.15	Not to allow trade empties or rubbish of any description to accumulate between the Estate Road or the Side Road and the Building nor to burn refuse of any kind in or about the Demised Premises
NOT TO OBSTRUCT ACCESS WAYS
3.16	Not to damage or obstruct any road forecourt or other area leading to or giving access to the Demised Premises or over which the Tenant is hereby granted rights of access or use nor to use the same in such manner as to cause in the reasonable opinion of the Landlord any nuisance damage or annoyance and to comply with the reasonable directions of the Landlord as to the entrances and exits to the Development to be used for public access
REGULATIONS
3.17	To comply with all reasonable regulations made by the Landlord from time to time for the management of the Development or any land or premises used or to be used in common or jointly with any other person

NOT TO AVOID INSURANCES
3.18.1	Not to do or omit anything whereby any policy or policies of insurance for the time being in force in respect of or including or covering the Demised Premises the Development or any adjacent or nearby premises against any risk may become void or voidable or whereby the rate of premium thereon may be increased and at all times to comply with all the proper requirements of the insurers of the Demised Premises or the Development and to reimburse to the Landlord upon demand any increase in the premium payable in respect of the insurance of the Demised Premises or the Development or the Building resulting from a breach of this sub clause AND if any damage to or destruction of the Demised Premises the Development or any adjacent or nearby premises shall occur due to any of the Insured Risks and any insurance money under any insurance effected under the terms of this Deed shall be irrecoverable by reason solely or partly of any act or default of the Tenant or its servants agents under lessees invitees or anyone for whom the Tenant is responsible then the Tenant will forthwith pay to the Landlord on demand the whole or (as the case may be) the irrecoverable part of the cost (including any costs of site and debris clearance and architects’ quantity surveyors’ engineers’ and other professional persons’ fees and incidental expenses) of making good such damage or destruction
3.18.2	Not to effect any insurance against any of the Insured Risks in respect of or relating to the Demised Premises
3.18.3	As soon as practicable after the happening of any event or thing against which insurance has been effected by the Landlord to give notice thereof to the Landlord
COMPLIANCE WITH STATUTORY REQUIREMENTS
3.19.1	At all times during the Term at the Tenant’s own expense to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every act of Parliament already or hereafter to be passed as any and every notice direction order regulation bye-law rule and condition already or hereafter to be made under or in pursuance of or deriving effect from any such Act or presented or represented by any public local or other authority) so far as they relate to or affect the Demised Premises or the lessor or the lessee thereof or the occupation or the user thereof for any purposes or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof

3.19.2	To execute all works and provide and maintain all arrangements which by or under any enactment or by any Government Department Local Authority or other Public Authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided or maintained at any time during the Term upon or in respect of the Demised Premises or in respect of any user thereof or employment therein of any person or persons or fixture machinery plant or chattels and whether by the landlord or tenant thereof

3.19.3	To indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted in or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon them or become liable to pay any penalty damages compensation costs charges or expenses

3.19.4	To pay to the Landlord upon demand a fair proportion (to be conclusively determined by the Landlord or its Surveyor for the time being) of all costs charges and expenses (including Surveyors’ architects’ and other professional advisers’ fees) incurred by the Landlord of or incidental to:
3.19.4.1	complying with all provisions and requirements of any and every enactment or prescribed or required by any Public Local or other Authority and

3.19.4.2	executing all works and providing all arrangements which may be directed or required as aforesaid so far as the same relate to any premises capable of being used or enjoyed by the Tenant in common or jointly with any other person or persons of the user thereof

GIVE PARTICULARS OF DOCUMENTS
3.20	Within fourteen days of the receipt of notice of the same to give full particulars to the Landlord of any permission notice order or proposal for a notice or order relevant to the Demised Premises or to the use or condition thereof or otherwise concerning the lessor or lessee thereof made given or issued to the Tenant or the occupier of the Demised Premises by any Government Department or Public or Local Authority and if so required by the Landlord to produce such permission notice order or proposal to the Landlord and without delay to take all reasonable or necessary steps to comply therewith and also at the request of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall reasonably deem expedient
ALIENATION

3.21	(A)	Subject to Clause (8) below, not to assign transfer underlet charge or part with or share the possession or occupation of the Demised Premises or any part thereof or suffer any person or company to occupy or share the occupation of the Demised Premises or any part thereof whether as a licensee or otherwise except in accordance with this sub-clause (21)

	(B)	Notwithstanding the restriction in sub-clause (A) above the Tenant shall be entitled without obtaining any consent from the Landlord to permit any wholly owned subsidiary of the Tenant (as defined in Section 736 Companies Act 1985) to occupy as Licensee only part or parts of the Demised Premises if and so long as the conditions set out in the remainder of this sub-clause (B) continue to be fulfilled, namely that
(i)	no relationship of Landlord and Tenant shall arise out of such occupation

(ii)	written notice shall be given to the Landlord not later than 14 days after the commencement of such occupation giving details of the identity of such subsidiary company and the basis upon which the Tenant and such subsidiary company is associated and the extent of the Demised Premises occupied

(iii)	the Tenant shall provide such evidence that the Landlord may require from time to time to satisfy itself that relationship of landlord and Tenant has not arisen out of such occupation

(iv)	the occupation shall be terminated if the occupier shall cease to be a wholly owned subsidiary company of the Tenant

(v)	the Tenant indemnifies the Landlord against all 10,sses damage costs and expenses suffered or incurred by the Landlord as a result of any breach by the Tenant or the subsidiary company of the provisions of this sub-clause (B)
(C)	Not to assign the whole of the Demised Premises without the Landlord’s consent which shall not be unreasonably withheld or delayed but which consent may be granted to anyone or more of the following conditions:
(i)	that prior to or contemporaneously with the assignment the Tenant shall have entered into an authorised guarantee agreement (as defined in section 16 Landlord and Tenant (Covenants) Act 1995) in such form as the Landlord may reasonably require;

(ii)	that any guarantor of the Tenant’s obligations under this Lease shall have guaranteed to the Landlord that the Tenant will comply with the terms of the authorised guarantee agreement referred to in sub-clause (21 XC) (i) on terms and in a form which the Landlord reasonably requires;

(iii)	subject as provided in sub-clause (21)(C) (iv) if so reasonably required by the Landlord that the proposed assignee shall have procured:-
3.21.1	covenants with the landlord by a guarantor or guarantors reasonably acceptable to the Landlord (but not being the Tenant) in the same form (mutatis mutandis) as those contained in clause (21)(CXii) — ie: guarantee clause; and/or

3.21.2	a deposit with the Landlord of such sum not more than 6 months of the then current rent first reserved by this Lease together with any VAT thereon on such terms as the Landlord may reasonably require as additional security for the discharge of the Tenant’s obligations under this Lease;
(iv)	if the proposed assignee is a company which is either the holding company of the Tenant or a wholly owned subsidiary of the Tenant (as both expressions are defined in Section 736 Companies Act 1985) (in this clause referred to as “Associated Company”) prior to or contemporaneously with the assignment the Tenant shall have procured if the proposed assignee is not in the reasonable opinion of the Landlord of equivalent or greater financial standing than the Tenant that the proposed assignee procures covenants by an Associated Company (which is neither the Tenant nor that proposed assignee) and which Associated Company in the reasonable opinion of the Landlord is of equivalent or greater financial standing than the Tenant in the same terms (mutatis mutandis) as those contained in clause (21)(C) (ii)

(v)	if reasonably so required by the Landlord on any assignment of the Demised Premises to procure that the assignee enter into a covenant with the Landlord to pay the rents reserved by and perform and observe the covenants on the part of the Tenant contained in this Lease.

(vi)	that the conditions set out in sub-clauses (21)(C)(i) — (v) above are satisfied on or before the date of the assignment.
REGISTER DEVOLUTION
(D)	Within 14 days after the execution of any Assignment Charge Transfer or Underlease or the Assignment of an Underlease or any transmission by a reason of death or otherwise affecting the Demised Premises or any part thereof to produce to and leave with the Landlord or its Solicitors for the time being two certified copies of the deed instrument or other document evidencing or affecting such dealing or transmission and on each occasion to pay to the Landlord or such Solicitors a registration fee of Thirty five Pounds (£35.00) or such other sum as the Landlord may reasonably require for such registration and to procure that every sub-tenancy or sub-lease of the Demised Premises or any part thereof shall contain a similar covenant by the sub-tenant or sub-lessee and expressed to be for the benefit of the Tenant and the Landlord
PAY LANDLORD’S COSTS
3.22	To pay to the Landlord all proper costs charges and expenses (including Solicitors’ Counsels’ and Surveyors’ and other professional costs and fees) and Value Added Tax incurred by the Landlord
3.22.1	in or in contemplation of any proceedings relating to the Demised Premises under Section 146 or 147 of the Law of Property Act 1925 or the preparation and service of Notice thereunder (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a Notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided other than by relief granted by the Court) and to keep the Landlord fully and effectively indemnified against all costs expenses claims and demands whatsoever in respect of the said proceedings

3.22.2	in the preparation and service of a Schedule of Dilapidations at any time during or after the Term

3.22.3	in connection with the recovery of arrears of rent due from the Tenant hereunder
PLANNING
3.23	In relation to The Town and Country Planning Act 1990 (“the Planning Act”)
3.23.1	At all times- during the Term to comply in all respects with the provisions and requirements of the Planning Act and all licences consents permissions and conditions (if any) already or hereafter to be granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose

3.23.2	During the Term so often as occasion shall require at the expense in all respects of the Tenant to obtain from the Local Authority the Local Planning Authority and/or the Secretary of State for the Environment (or other appropriate Minister) all such licences consents and permissions (if any) as may be required for the carrying out by the Tenant of any operations on the Demised Premises or the institution or continuance by the Tenant thereon of any use thereof which may constitute development within the meaning of the Planning Act but so that the Tenant shall not make any application for planning permission without the prior written consent of the Landlord

3.23.3	To pay and satisfy any charge that may hereafter be imposed under the Planning Act in respect of the carrying out or maintenance by the Tenant of any such operation or the institution or continuance by the Tenant of any such use as aforesaid

3.23.4	Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Demised Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or forthwith the consent of the Landlord is required to be obtained under this Lease and for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged by it as satisfactory to it such acknowledgement not to be unreasonably withheld or delayed but so that the Landlord may refuse so to express satisfaction with any such planning permission on the grounds that the period thereof or anything contained therein or omitted therefrom in the reasonable opinion of the Landlord or its Surveyor would be or be likely to be prejudicial to the Landlord’s interest in the Demised Premises whether during the Term or following the expiration or determination thereof

3.23.5	Unless the Landlord shall otherwise in writing direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out .to the Demised Premises as a condition of any planning permission which may have been granted to or implemented by the Tenant during the Term whether or not the date by which the planning permission requires such works to be carried out falls within the Term

3.23.6	If and when called upon so to do to produce to the Landlord and its Surveyors and as they may direct all such plans documents and other evidence as the Landlord may reasonably require to satisfy themselves that the provisions of this covenant have been complied with in all respects
FIREFIGHTING EQUIPMENT
3.24	To keep the Demised Premises sufficiently supplied and equipped with such firefighting and extinguishing appliances as shall from time to time be required by law or by the local or other competent Authority or as shall be reasonably required by the Landlord and such appliances shall be open to inspection and shall be maintained to the reasonable satisfaction of the Landlord and also not to obstruct or permit or suffer to be obstructed the access to or means of working such appliances or the means of escape from the Demised Premises in the case of fire
NOTICE OF RE-LETTING
3.25	During the six months immediately preceding the determination of the Term to permit the Landlord or its agents to affix upon any part of the Demised Premises (but so as not to obstruct the Tenants’ access) a notice as to the proposed re-Ietting or other disposal thereof and to permit intending tenants or purchasers at reasonable times of the day to view the Demised Premises
NOT TO OBSTRUCT LIGHTS
3.26	Not to stop up or obstruct any windows or light belonging to the Demised Premises or to any other building belonging to the Landlord or superior Landlord nor permit any new window light opening doorway path drain or encroachment or easement to be made into against or upon the Demised Premises and to give notice to the Landlord of any such which shall be made or attempted and come to the Tenant’s notice and at the request and cost of the Landlord to adopt such means and take such steps as may be reasonably required by the Landlord to prevent the same

DEFECTIVE PREMISES ACT
3.27	Forthwith upon becoming aware of the same to give notice in writing to the Landlord of any defect in the state of the Demised Premises which would or might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and indemnity and keep indemnified the Landlord from and against any losses claims actions costs or demands arising from a failure to give such notice and at all times to display and maintain all notices (including the wording thereof) which the Landlord may from time to time reasonably display or require to be displayed at the Demised Premises
DAMAGE TO ADJOINING PROPERTY
3.28	To pay to the Landlord the cost of any damage to adjoining premises of the Landlord caused by the act neglect or default of the Tenant its agents servants or licensees and to hold and keep the Landlord fully indemnified from and against all actions costs claims demands and liability whatsoever in respect of injury including fatal injury or damage to any person or property due to or arising from the act neglect or default of the Tenant its agents servants or licensees
INDEMNITY
3.29	To keep the Landlord fully and effectively indemnified from and against all liabilities costs claims proceedings losses damages and expenses (whether in respect of physical or financial ( loss or any injury to or the death of any person or damage to any property moveable or immovable or the infringement disturbance or destruction of any right or easement or otherwise) arising directly or indirectly out of or in respect of:
3.29.1	the use or occupation of the Demised Premises or

3.29.2	the execution of any works upon the Demised Premises by the Tenant or its agents or

3.29.3	the state and condition of the Demised Premises or

3.29.4	any act or default of the Tenant or its agents or employees or anyone for whom the Tenant is responsible or

3.29.5	any matters arising out of the provision of Section 4 of the Defective Premises Act 1972 or

3.29.6	any leakage from or overflowing of tanks closets or Service Media in or forming part of the Demised Premises save only insofar as the same may be the direct responsibility of the Landlord under the express terms of this Deed or where the liability or other matter arises from an insured risk
VAT
3.30	All rents and other payments whatsoever due to the Landlord from the Tenant shall be exclusive of Value Added Tax and the Tenant shall in addition pay the full amount of any Value Added Tax or other similar tax chargeable in respect of such sum whether or not such tax is imposed as a result of an election by or with the consent of the Landlord and the reference in this sub-clause to “Value Added Tax” includes every levy imposition rate or tax imposed on the supply of services articles or annual or periodical payments
LANDLORD’S COVENANTS
4.	The Landlord hereby covenants with the Tenant as follows:
QUIET ENJOYMENT
4.1	That the Tenant paying the rents hereinbefore reserved on the days and in the manner hereinbefore appointed for payment thereof and observing and performing the covenants and conditions hereinbefore contained on the Tenant’s part to be observed and performed shall and may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for the Landlord

4.2	To use all reasonable endeavours to procure that the services to which the Tenant is required to contribute by way of service charges hereunder are carried out as and when necessary

4.3	At all times to insure the Building (but excluding Tenant’s or trade fixtures) and to keep the same insured subject to such limitations or exclusions as the Insurers may impose in some insurance office of repute or with underwriters and through such agency as the Landlord shall from time to time decide in such sum as shall in the Landlord’s reasonable opinion represent the full reinstatement value thereof (which for the avoidance of doubt may include reasonable allowance for inflation) including Architects’ and Surveyors’ and other professional fees and incidental expenses against loss or damage by the Insured Risks and against loss of three years’ rent from time to time payable hereunder and on demand will produce or use reasonable endeavours to procure the production to the Tenant of evidence of such insurance and of the terms thereof and of the payment of the last premium therefore and as often as the Building shall be destroyed or damaged by any of the Insured Risks then unless payment of the insurance monies or any part thereof shall be refused in whole or in part by reason solely or in part of any act or default of the Tenant its agents servants or any other person under the Tenant’s control and subject to the Landlord being able to obtain any necessary Planning Consents and all other necessary licences approvals and consents and subject to the necessary labour and materials being and remaining available to procure the rebuilding and reinstatement of the Demised Premises in accordance with the then existing bye-laws and regulations or any competent authority affecting the same as quickly as reasonably possible.

5.	PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:
RE-ENTRY
5.1	Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rent reserved or any part thereof shall be unpaid for twenty-one days after becoming payable (whether formally demanded or not) or if any covenant on the Tenant’s part or condition herein contained shall not be performed or observed or if the Tenant for the time being hereunder being a company shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation without insolvency) or pass a resolution for winding up (save as aforesaid) or change the liability of its shareholders from unlimited to limited or suffer a Receiver or administrative Receiver to be appointed or an administration order made or being an individual or being more than one individual anyone of them shall have a receiving order made against him or become bankrupt or if the Tenant or if there shall be more than one Tenant any of them shall enter into composition with their or his creditors or suffer any distress of execution to be levied on their or his goods and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the

Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant’s covenants or any conditions herein contained
SERVICES OF NOTICES
5.2	Any demand or notice requiring to be made given to or served on the Tenant or the Surety (if any) hereunder shall be duly and validly made given or served if addressed to the Tenant or the Surety respectively (and if there shall be more than one of them then anyone of them) and it is left at or sent by Registered Post or Recorded Delivery Post addressed to (in the case of a company) its registered office or (whether a company or an individual) its last known address or (in the case of a notice to the Tenant) the Demised Premises. Any notice required to be given to the Landlord shall be well and sufficiently given if sent by Registered Post or Recorded Delivery Post addressed to the Landlord at its registered office. Any demand or notice sent by post shall be conclusively treated as having been made given or served forty eight hours after posting
FRUSTRATION
5.3	Nothing herein shall render the Landlord or the Tenant liable in respect of any of the covenants conditions or provisions hereinbefore contained if and so far only as the performance and observance of such covenants conditions and provisions or anyone or more of them shall hereafter become impossible or illegal under or by virtue of provisions of the Planning Act but (save as hereinafter provided) the Term and the rent payable to the Landlord in respect thereof shall not detem1ine by reason only of any change modification or restriction of use of the Demised Premises or obligations or requirements hereafter to be made or imposed under or by virtue of the Planning Act

5.4	Notwithstanding any of the covenants or agreement on the part of the Tenant contained in clause 3 of this Lease above or any other provisions of this Lease the Tenant shall not be liable to the Landlord whatsoever for any claim damages liability costs or expenses relating to the presence of any waste or hazardous material or substance or any material or substance likely to cause damage to the environment or be prejudicial to health which may have been in or under the Demised Premises when the Tenant first took possession and nor shall the Tenant be liable to incur any expenditure in complying with any lawful notice or requisition relating to the removal treatment or making safe of any such waste material or substance which may have been in or under the Demised Premises when the Tenant first took possession
USER
5.5	Nothing in this Lease contained shall imply or warrant that the Demised Premises may in accordance with the Planning Act be used for the purpose herein authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Act
POWER TO DEAL WITH NEIGHBOURLY LAND
5.6	Notwithstanding anything herein contained or consequent hereto and in derogation thereof the Landlord and all persons authorised by it shall have power without obtaining any consent from or making any compensation to the Lessee to dispose of and deal as it or they may think fit with the Development (other than the Demised Premises) of any of the lands buildings or parts of buildings and hereditaments adjacent adjoining or near to the Demised Premises or any part thereof and to erect or suffer to be erected thereon or on any part thereof any buildings whatsoever and to make any alterations or additions and carry out any demolition or rebuilding whatsoever which it or they may think fit or desire to do to such land or buildings or any part or parts thereof and without prejudice to the generality of the foregoing whether such buildings alterations or additions shall or shall not affect or diminish the light or air which may now or at any time during the Term be enjoyed by the Tenant or the tenants or occupiers of the Demised Premises
DISPUTES
5.7	Any dispute arising between the Tenant and any owner or occupier of adjacent or nearby premises (other than the Landlord) as to any right or privilege or any party or other wall or otherwise shall (if the Landlord so requires) be determined on behalf of the Tenant by the Landlord’s Surveyor for the time being whose decision shall bind the Tenant and whose fees shall be payable as he may direct

CESSER OF RENT
5.8	In case the Demised Premises or any part thereof shall at any time during the Term be destroyed or damaged by the Insured Risks so that the Demised Premises or part thereof are unfit for occupation and use and the policy or policies of insurance shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act or default of the Tenant or the Tenant’s servants or agents or anyone in the control of the Tenant the rent first and thirdly hereinbefore reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises or the relevant part thereof shall be again rendered fit for occupation and use or until the expiration of three years from the date of the damage or destruction whichever shall be the earlier and any dispute regarding the said cesser of rent shall be referred to the award of a single Arbitrator to be appointed in default of agreement upon the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Act 1950 or any statutory modification thereof for the time being in force PROVIDED AL WAYS that under no circumstances shall the amount of rent which ceases to be payable hereunder exceed the amount received by the Landlord in respect of loss of rent under the Policy referred to in Clause 4(2) hereof Provided that the Landlord has complied with its obligations as to insurance hereunder
FRUSTRATION OF REINSTATEMENT
5.9	That if any competent authority shall lawfully refuse permission for or otherwise lawfully prevent any rebuilding or reinstatement of the Demised Premises or the same shall be otherwise frustrated or prove impossible or impractical all relevant insurance monies (so far as unapplied as aforesaid) shall (subject and without prejudice to the rights of any other interested parties) be held by the Landlord (who shall in turn hold such relevant proportion on trust for the Tenant) upon such trusts for the Landlord (with or without limited interests) and in such proportions as shall be agreed having regard to the protection of their respective interests in the Demised Premises and in case of any dispute between the Landlord and the Tenant as to the terms of such trusts as aforesaid the same shall be referred to the arbitration of some senior Conveyancing Counsel to be appointed upon the application of either party by the President or the Vice-President for the time being of The Law Society and such Counsel shall act in accordance with the provisions of the Arbitration Act 1950

NON-WAIVER
5.10	The demand for and/or the acceptance of rent by the Landlord or its agents shall not constitute and shall not be construed to mean a waiver of any of the covenants on the part of the Tenant herein contained or of the penalty attached to the non-performance thereof
LANDLORD’S LIABILITY
5.11	The Landlord shall not in any circumstances incur any liability in respect of damage to person or property or otherwise howsoever by reason of any act omission neglect default or misfeasance of the Landlord its servants employees agents or independent contractors or by reason of any accidental damage which may at any time be done to the Development or to the Demised Premises or to any of the goods persons or property of the Tenant or of other person caused by any act or default of any other tenant of the Landlord of the Development or any adjoining and neighbouring premises or of any servant employee or contractor as aforesaid in breach or neglect of his or her duty or by reason of any failure or malfunction of any plant machinery or equipment in or about the Demised Premises and any services rendered to or for the Tenant on the Tenant’s request or instructions by a servant or agent of the Landlord shall be deemed to have been rendered by that person as servant of the Tenant
NOTICE OF LANDLORD’S BREACH
5.12	The Landlord shall not in any event be liable to the Tenant in respect of any failure of the Landlord to perform any of its obligations to the Tenant hereunder whether expressed or implied unless and until the Tenant has notified the Landlord of the facts giving rise to the failure and the Landlord has failed within a reasonable length of time to remedy the same and then in such case the Landlord shall be liable to compensate the Tenant (if at all) only for loss or damage sustained by the Tenant after such reasonable time has elapsed
NO IMPLIED EASEMENTS
5.13	Nothing herein contained shall operate expressly or impliedly to confer upon or grant to the Tenant any easement right or privilege other than those expressly hereby granted and set out in the First Schedule hereto

VALUE ADDED TAX
5.14	Where by virtue of any of the provisions of this Deed the Tenant is required to payor repay to the Landlord or to any other person any costs fees charges expenses or other sums in respect of the supply of any goods or services by the Landlord or any other person the Tenant shall also be required to pay and shall keep the Landlord indemnified against the amount of any Value Added Tax which may be chargeable in respect of any such supply save to the extent that such Value Added Tax is recovered by the Landlord or such other person
DISTRAINT
5.15	If the Tenant shall make default in paying any sum (other than rent) referred to in clause 3 hereof such sum shall be recoverable (whether fom1ally demanded or not) as if rent in arrear and the power of the Landlord to distrain upon the Demised Premises for rent in arrear (including any such last mentioned sum) shall extend to and include any Tenant’s fixtures and fittings not otherwise by law distrainable
PARTY WALLS
5.16	All walls separating the Building from any adjoining building shall be party walls severed medially and treated accordingly
EFFECT OF INTERVENTION BY PLANNING AUTHORITY
5.17	If at any time during the Term the local planning authority for the area in which the Demised Premises are situated shall declare that the use or mix of uses to which the Demised Premises are now put by the Tenant (the current uses) is not authorised for the purposes of the Town and Country Planning Act 1990 (as amended) as a result of changes in use of Units 1 2 or 3 or the remainder of Unit 4 not included in this Lease occurring after the date hereof and shall (whether by way of service of a breach of condition notice or an enforcement notice or otherwise) require the cessation or modification in whole or part of the current uses of the Demised Premises then the Tenant shall have the right at any time before the expiry of one month after determination of any appeal or after the notice takes effect pursuant to sub-clause (i) above on giving not less than one months notice in writing to the Landlord to terminate this Lease Provided always that the Tenant shall have used all reasonable endeavours to obtain planning permission at its own cost for the continuation of its use of the Demised Premises
BREAK RIGHTS
5.18	The parties agree that:
5.18.1	if the Landlord desires to determine this Lease on 31 January 2008 and gives to the Tenant not less than six calendar months prior notice in writing of its desire then this Lease shall cease and determine on 31 January 2008.

5.18.2	if the Tenant desires to determine this Lease on 31 January 2008 and gives to the Landlord not less than six calendar months prior notice in writing of its desire and provided that the Tenant has up to and including 31 January 2008 paid the rents and complied with the Tenant’s covenants this Lease shall cease and determine on 31 January 2008.
5.19	Any determination pursuant to clause 5.18 shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of any covenant or condition contained in this Lease.

5.20	Time is of the essence in clause 5.18.

5.21	Upon determination of this Lease pursuant to clause 5.18 the Tenant shall deliver up the Demised Premises with full vacant possession.
ORDER
5.22	The parties confirm that:
5.22.1 the Landlord served a notice dated 14 July.2005 on the Tenant as required by section 38A(3)(a) of the 1954 Act and which applies to the tenancy created by this Lease before this Lease was entered into
5.22.2 a copy of the notices is annexed to this Lease

5.22.3	Nicola Stapleton who was duly authorised by the Tenant to do so made a statutory declaration dated 29 July 2005 in accordance with the requirements of section 38A(3)(b) of the 1954 Act a copy of which statutory declaration is annexed to this Lease
5.23	The Landlord and the Tenant confirm that there is no Agreement for Lease to which this Lease gives effect

5.24	The parties agree that the provisions of sections 24 to 28 (inclusive) of the 1954 Act are excluded in relation to the tenancy created by this Lease
HEADINGS
5.25	The headings are for convenience of reference only and shall not form part of nor affect the construction of this Deed
CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
5.26	A person who is not a party to this Lease shall have no right under the Contract (Rights of Third Parties) Act 1999 to enforce any of its terms
IN WITNESS whereof the parties hereto have executed this Deed the day and year first above written

THE FIRST SCHEDULE BEFORE REFERRED TO
(Rights and Easements Granted)
The right for the Tenant its servants agents and visitors in common with the Landlord and those authorised by any of them and all others having the same right
(1)	to pass with or without vehicles over the Estate Road and the Side Road for the purpose of access to or egress from the Demised Premises
(2)	of free and uninterrupted passage of water soil electricity gas and telephone and telex through the Estate Service Media now serving the Demised Premises and passing in under through or over the Development or the Building
(3) to park not more than 48 private motor cars in the parking spaces hatched red on Plan No.3
(4) of support and protection as is now enjoyed from the remainder of the Building
(5)	to escape in case of fire over and along the stairways and accessways cross-hatched green on Plan No. 1 and Plan No.2
(6)	to keep and use a waste container in the service area at the rear of the Building and the right of access thereto for all purposes in connection with the use thereof

THE SECOND SCHEDULE BEFORE REFERRED TO
(Rights and Easements Excepted)
The following rights and easements are excepted and reserved out of the Demised Premises unto the Landlord and their tenants and the occupiers of any adjoining or neighbouring land and/or premises including other parts of the Development and all other persons authorised by the Landlord or having the same rights and easements:
(1)	The free and uninterrupted passage of water soil electricity and gas and telephone and telex through the Estate Service Media which are now or may at any time during the Term (or during the period of 21 years from the date hereof if shorter) be in on under or passing through or over the Demised Premises with the right to lay connect to construct and maintain new services and Estate Service Media and apparatus for the benefit of any adjacent or nearby premises the right to repair maintain inspect and renew such existing and new services and Estate Services Media and the right at any time but (except in emergency) after giving reasonable written notice to enter the Demised Premises in the exercise of such rights the person exercising such right causing a minimum of interference making good any damage caused to the Demised Premises as quickly as possible but being under no liability to pay compensation
(2)	The right to build re-build or execute any other works upon any adjacent or nearby premises (including any other part of the Development) in such manner as the Landlord or the person exercising such right may reasonably think fit notwithstanding any interference with or damage caused thereby to the Demised Premises but causing a minimum of interference (and making good any damage caused thereby to the Demised Premises as quickly as possible) or to the access or enjoyment of light or air to or in respect of the Demised Premises and without any liability to pay compensation
(3)	The right at any time with or without workmen and equipment but (except in an emergency) after giving reasonable prior written notice to enter the Demised Premises in order to:
(a)	inspect or view the condition of the Demised Premises

(b)	carry out work upon any adjacent premises and
(4)	The right of support and protection as is now enjoyed from the Demised Premises

(5)	The right of escape in case of emergency only over and along the stairs and passageway hatched blue on Plan No. I and Plan No.2 for the use of Tenant of the Second Floor

THE THIRD SCHEDULE BEFORE REFERRED TO
(Heads of Expenditure in respect of which the Tenant
is to contribute by way of Service Charge)
PART I
All costs and expenses whatsoever payable by the Landlord pursuant to the 1993 Deeds or otherwise by way of service charge in respect of the Development
PART II
All costs expenses charges assessments impositions and other outgoings whatsoever incurred by the Landlord in respect of the Building or the appurtenances thereto insofar as they relate exclusively to the part of the Building edged red on Plans No. I and 2
PART III
1.	All costs and expenses whatsoever incurred by the Landlord in inspecting maintaining repairing renewing decorating and cleansing the exterior structure foundations roof and any parts of the part of the Building edged purple on Plan No.3 used jointly by the Tenant any undertenant and any other occupiers or Lessees of the Building or which are not the liability of any tenant of the Landlord in the Building
2.	All costs expenses charges assessments impositions and other outgoings whatsoever incurred by the Landlord in respect of the Building or the appurtenances thereto (save as provided for in Part I of this Schedule) insofar as they relate exclusively to such part of the Building edged purple on Plan No.3 as is not let or intended to be let
PART IV
1.	The cost of maintaining repairing renewing the Side Road and the car parks serving the Building
2.	Keeping tidy and tended the said car parking areas and any landscaped areas appurtenant to the Building
3.	The cost of effecting and maintaining an insurance policy or policies against such risks and in such sum as the Landlord may in its absolute discretion deem appropriate in respect of such parts of the Building as are not exclusively occupied or intended to be exclusively occupied by a Lessee and in respect of such liability or liabilities (including negligence) of the Landlord its agents servants and workmen in connection with or arising out of the Building or the occupation maintenance or management thereof or any part thereof and any plant equipment and machinery therein as the Landlord may in its absolute discretion think fit
4.	The cost of carrying out any works or services of any kind whatsoever which the Landlord may in its absolute discretion deem desirable or necessary for the purpose of maintaining the services in or for the Building and the costs of any other services reasonably provided by the Landlord from time to time for the better enjoyment or use of the Building by its occupiers
PART V
The cost of maintaining repairing and renewing the plant machinery apparatus and equipment in the Building not exclusively serving the Demised Premises

THE FOURTH SCHEDULE
All those matters, rights and obligations revealed by or referred to in official copies of Title
No.BK220379

APPENDIX
LANDLORD’S NOTICE
FORM OF NOTICE THAT SECTIONS 24 TO 28 OF THE LANDLORD AND TENANT ACT
1954 ARE NOT TO APPLY TO A BUSINESS TENANCY

To:

Hi Europe Limited (Registered Number:2802862) whose registered office is at

Watermans Park, 40-52 High Street, Brentford, Middlesex TW8 OBB

[Name and address of tenant]

From:

Seiko UK Limited (Registered Number: 1032911) whose registered office is at SC House, Vanwall Business Park, Maidenhead, Berkshire SL6 4UW

[Name and address of landlord]

Premises:	Part Unit 4, Ground and First Floor Premises, SC House, Vanwall Road, Maidenhead, Berkshire

Date:	14 July 2005

IMPORTANT NOTICE
You are being offered a lease without security of tenure. Do not commit yourself to the lease unless you have read this message carefully and have discussed it with a professional adviser
Business tenants normally have security of tenure — the right to stay in their business premises when the lease ends.
If you commit yourself to the lease you will be giving up these important legal rights.
•	You will have no right to stay in the premises when the lease ends

•	Unless the landlord chooses to offer you another lease. you will need to leave the premises.

•	You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right.

•	If the landlord offers you another lease, you will have no right to ask the court to fix the rent.
It is therefore important to get professional advice — from a qualified surveyor, lawyer or accountant - before agreeing to give up these rights.
If you want to ensure that you can stay in the same business premises when the lease ends, you should consult your adviser about another form of lease that does not exclude the protection of the Landlord and Tenant Act 1954.
If you receive this notice at least 14 days before committing yourself to the lease, you will need to sign a simple declaration that you have received this notice and have accepted its consequences before signing the lease.
But if you do not receive at least 14 days notice, you will need to sign a “statutory” declaration. To do so, you will need to visit an independent solicitor (or someone else empowered to administer oaths).
Unless there is a special reason for committing yourself to the lease sooner, you may want to ask the landlord to let you have at least 14 days to consider whether you wish to give up your statutory rights. If you then decided to go ahead with the agreement to exclude the protection of the Landlord and Tenant Act 1954, you would only need to make a simple declaration, and so you would not need to make a separate visit to an independent solicitor.

Signed as a Deed by SEIKO UK	)
LIMITED acting by	)

		Director	/s/ ILLEGIBLE

Director/Secretary

Signed as a Deed by HI EUROPE	)
LIMITED acting by	)

Director

Director/Secretary

Signed as a Deed by SEIKO UK	)
LIMITED acting by	)

Director

Director/Secretary

Signed as a Deed by HI EUROPE	)
LIMITED acting by	)

		Director	/s/ ILLEGIBLE

Director/Secretary

DATED 29th July 2005
[                                           ]

STATUTORY DECLARATION

relating to a notice that
sections 24 to 28 Landlord and Tenant Act 1954 are not to
apply to a tenancy of
Part Unit 4, Ground and First Floor Premises,
SC House, Vanwall Road, Maidenhead, Berkshire
pursuant to paragraph 4 of Schedule 2 to
The Regulatory Reform (Business Tenancies)
(England and Wales) Order 2003
Baker & McKenzie
100 New Bridge Street
London EC4V 6JA
Tel +44 (0) 20 7919 1000
Fax +44 (0) 20 79191999
Ref: MDS/BOF

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I Nicola Stapleton of 126 High Street, Oxford do solemnly and sincerely declare that –
1.	HI EUROPE LIMITED proposes to enter into a tenancy of premises at Part Unit 4, Ground and First Floors, SC House, VanwaIl Road, Maidenhead, Berkshire for a term commencing on 1 August 2005.
2.	The tenant proposes to enter into an agreement with SEIKO UK LIMITED that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 (security of tenure) shall be excluded in relation to the tenancy.
3.	The landlord has served on me/ the tenant a notice in the form, or substantially in the form, set out in Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003. The form of notice set out in that Schedule is reproduced below.
4.	I have/The Tenant has read the notice referred to in paragraph 3 above and accept(s) the consequences of entering into the agreement referred to in paragraph 2 above.
     5. I am duly authorised by the tenant to make this declaration.

To:	HI Europe Limited Watermans Park, Brentford

From:	Seiko UK Limited of SC House, Vanwall Bus. Park

Premises:	Unit 4 Ground and First Floor, SC House, Vanwall Road Maidenhead
IMPORTANT NOTICE
You are being offered a lease without security of tenure. Do not commit yourself to the lease unless you have read this message carefully and have discussed it with a professional adviser.
Business tenants normally have security of tenure — the right to stay in their business premises when the lease ends.
If you commit yourself to the lease you will be giving up these important legal rights.
•	You will have no right to stay in the premises when the lease ends.

•	Unless the landlord chooses to offer you another lease, you will need to leave the premises.

•	You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right.

•	If the landlord offers you another lease, you will have no right to ask the court to fix the rent.
It is therefore important to get professional advice — from a qualified surveyor, lawyer or accountant before agreeing to give up these rights.
If you want to ensure that you can stay in the same business premises when the lease ends, you should consult your adviser about another form of lease that docs not exclude the protection of the Landlord and Tenant Act 1954.

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If you receive this notice at least 14 days before committing yourself to the lease, you will need to sign a simple declaration that you have received this notice and have accepted its consequences, before signing the lease.
But if you do not receive at least 14 days’ notice, you will need to sign a “statutory” declaration.
To do so you will need to visit an independent solicitor (or someone else empowered to administer oaths).
Unless there is a special reason for committing yourself to the lease sooner, you may want to ask the landlord to let you have at least 14 days to consider whether you wish to give up your statutory rights. If you then decided to go ahead with the agreement to exclude the protection of the Landlord and Tenant Act 1954, you would only need to make a simple declaration, and so you would not need to make a separate visit to an independent solicitor.
AND I make this solemn declaration conscientiously believing the same to be true and by virtue of the Statutory Declarations Act 1835

DECLARED at	King Edward Street Oxford

This 29th day of July 2005

SIGNED by	/s/ N. Stapleton

NAME (in capitals)	N. STAPLETON

POSITION	PARTNER

Before me

(signature of person before whom declaration is made)

A solicitor empowered to administer oaths or (as appropriate)
FRANKLIN AUKLAND
SOLICITORS
14 KING EDWARD STREET
OXFORD, OX 1 4HY

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